                                                                       Exhibit 8


                          FUND PARTICIPATION AGREEMENT

        AGREEMENT, made on this ________ day of ________________, 20____, between FIRST SUNAMERICA LIFE COMPANY (the "Company"), a life insurance company organized under the laws of the State of New York], on behalf of itself and on behalf of FS VARIABLE ANNUITY ACCOUNT FIVE ("Variable Account"), a separate account of the Company existing pursuant to the laws of the State of New York and SEASONS SERIES TRUST ("Fund"), an open-end management investment company established pursuant to the laws of the Commonwealth of Massachusetts under a Declaration of Fund dated October 11, 1995, which is composed of multiple investment series ("Portfolios").

                                   WITNESSETH:

        WHEREAS, the Company, by resolution, has established the Variable Account on its books of account for the purpose of funding certain variable annuity contracts issued by it; and

        WHEREAS, the Variable Account is divided into various portfolios ("Divisions") under which the income, gains and losses, whether or not realized, from assets allocated to each such Division are, in accordance with the applicable variable annuity contracts, credited to or charged against such Division without regard to any income, gains or losses of other Divisions or separate accounts of the Company; and

        WHEREAS, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940 ("Act"); and

        WHEREAS, the Fund, a registered, open-end, diversified management investment company, is divided into various Portfolios, each Portfolio being subject to separate investment objectives and restrictions which may not be changed without a majority vote of the shareholders of each such Portfolio; and

        WHEREAS, the Variable Account desires to purchase shares of the Fund in connection with the issuance of certain variable annuity contracts which are listed in Appendix A and may be amended from time to time; (collectively with other contracts and policies that may be funded through the Fund, "Contracts"); and

        WHEREAS, the Fund agrees to make shares of certain of its Portfolios available to serve as underlying investment media for the corresponding Divisions of the Variable Account; and


          WHEREAS, AIG SUNAMERICA CAPITAL SERVICES, INC. ("Distributor"), which serves as the distributor for the Contracts funded in the Variable Account pursuant to an agreement with the Company on behalf of itself and the Variable Account is a broker-dealer registered as such under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.;

        NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Company (on behalf of itself and the Variable Account) and the Fund hereby agree as follows:

        1. The Contracts funded by the Variable Account will provide for the allocation of net amounts among certain Divisions of the Variable Account for investment in the shares of the portfolios of the Fund underlying each such Division. The selection of a particular Division is to be made (and such selection may be changed) in accordance with the terms of the applicable Contract.

        2. No representation is made as to the number or amount of such Contracts to be sold. The Company, pursuant to its agreement with Distributor, will make reasonable efforts to market those Contracts it determines from time to time to offer for sale and, although it is not required to offer for sale new Contracts, the Company will accept payments and otherwise service existing Contracts funded in the Variable Account.

        3. Fund shares to be made available to the respective Divisions of the Variable Account shall be sold by each of the respective Portfolios of the Fund and purchased by the Company for that Division at the net asset value next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts having amounts allocated to the Division for which the Fund Portfolio shares serve as the underlying investment medium. Orders and payments for shares purchased will be sent promptly to the Fund and will be made payable in the manner established from time to time by the Fund for the receipt of such payments. The Fund reserves the right to delay transfer of its shares until the payment check has cleared. The Fund has the obligation to insure that its shares to be made available to the appropriate Division(s) under the Contracts are registered at all times under the Securities Act of 1933 ("1933 Act").

        4. The Fund will redeem the shares of the various Portfolios when requested by the Company on behalf of the corresponding Division of the Variable Account at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund. The Fund will make payment in the manner established from time to time by the Fund for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than is permitted by the Act.

        5. Transfer of the Fund's shares will be by book entry only. No stock certificates will be issued to the Variable Account. Shares ordered from a particular Portfolio to the Fund will be recorded in an appropriate title for the corresponding Division of the Variable Account.

        6. The Fund shall furnish notice promptly to the Company of any dividend or distribution payable on its shares which are subject to this Agreement. All of such dividends and distributions as are payable on each of the Portfolio shares in the title for the corresponding

                                      - 2 -

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Division of the Variable Account shall be automatically reinvested in additional shares of that Portfolio of the Fund. The Fund shall notify the Company of the number of shares so issued.

        7. All expenses incident to the performance of the Fund under this Agreement shall be paid by the Fund. The Fund shall ensure that all of its shares which are subject to this Agreement are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase by the Variable Account. The Company shall bear none of the expenses for the cost of registration of the Fund's shares, preparation of the Fund's prospectuses, proxy materials and reports, the distribution of such items to shareholders, the preparation of all statements and notices required by any federal or state law or any taxes on the issue or transfer of the Fund's shares subject to this Agreement, except to the extent such costs are related to the marketing the variable annuity Contracts.

        8. The Company, either directly or through Distributor, shall make no representations concerning the Fund's shares which are subject to this Agreement other than those contained in the then current prospectus of the Fund and in printed information subsequently issued by the Fund as supplemental to such prospects.

        9. The Company and the Fund acknowledge that in the future, the Fund's shares may become available for investment by separate accounts of other insurance companies, which may or may not be affiliated persons (as that term is defined in the Act) of the Company (collectively with the Company, "Participating Insurers"). In such event, (a) the Fund shall undertake that its Board of Trustees ("Board") will monitor the Fund for the existence of material irreconcilable conflicts that may arise between the Contract owners of Participating Insurers, for the purpose of identifying and remedying any such conflict and (b) paragraphs 10, 11 and 12 shall apply. In discharging its responsibilities under paragraphs 10, 11 and 12 hereinafter, the Company will cooperate and coordinate, to the extent necessary, with the Board and with other Participating Insurers. The Fund agrees that it will require, as a condition to participation, that all Participating Insurers shall have obligations and responsibilities regarding conflicts of interest corresponding to those that are agreed to herein by the Company pursuant to such paragraphs 10, 11 and 12 and pursuant to this paragraph 9.

        10. The Company shall provide pass-through voting privileges to all variable Contract owners so long as the U.S. Securities and Exchange Commission continues to interpret the Act to require pass-through voting privileges for variable Contract owners. The Company shall be responsible for assuring that the Variable Account calculates voting privilege in a manner consistent with separate accounts of other Participating Insurers, as determined by the Board. The Company will vote shares for which it has not received voting instructions in the same proportion as it votes shares for which it has received instructions.

        11. The Company will report to the Board any potential or existing conflicts of which it is or becomes aware between any of its Contract owners or between any of its Contract owners and Contract owners of other Participating Insurers. The Company will be responsible for assisting the

Board in carrying out its responsibilities to identify material conflicts by providing the Board with all information available to it that is reasonably necessary for the Board to consider any issues raised, including information as to a decision by the Company to disregard voting instructions of its Contract owners.

        12. The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly by it to the Company and other Participating Insurers. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity Contract owners and variable life insurance Contract owners or by Contract owners of different Participating Insurers; or (f) a decision by a Participating Insurer to disregard the voting instructions of variable Contract owners.

        13. If it is determined by a majority of the Board or a majority of its disinterested Trustees that a material irreconcilable conflict exists that affects the interests of the Company Contract owners, the Company shall, in cooperation with other Participating Insurers whose Contract owners' interests are also affected by the conflict, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include:
(a) withdrawing the assets allocable to the Variable Account from the Fund or any portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (e.g., annuity Contract owners or life insurance Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners of the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company shall take such steps at its expense if the conflict affects solely the interests of the owners of the Company Contracts, but shall bear only its equitable portion of any such expense if the conflict also affects the interest of the Contract owners of one or more Participating Insurers other than the Company, provided: that this sentence shall not be construed to require the Fund to bear any portion of such expense. If a material irreconcilable conflict arises because of the Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at Fund's election, to withdraw the Variable Account's investment in the Fund, and no charge or penalty will be imposed against the Variable Account as a result of such a withdrawal. The Company agrees to take such remedial action as may be required under this paragraph 13 with a view only to the interests of its Contract owners. For purposes of this paragraph 13, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable conflict, but in no event will Fund be required to establish a new funding medium for any variable Contracts. The Company

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shall not be required by this paragraph 13 to establish a new funding medium for any variable Contract if an offer to do so has been declined by vote of a majority of affected Contract owners.

        14.1. The Company agrees to indemnify and hold harmless the Fund and each of its Trustees, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

        a. arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts or sales literature generated or approved by the Company on behalf of the Contracts or Variable Account (or any amendment or supplement to any of the foregoing) (collectively, "the Company's documents" for the purposes of this Section 14), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in the Company's documents or otherwise for use in connection with the sale of the Contracts or Shares; or

        b. arise out of or result from statements or representation (other than statements or representations contained in and accurately derived from the Fund's documents (as defined in Section 14.2
                (a) below or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

        c. arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Fund's documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

        d. arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement provided by the Fund furnished the Company written notice of such failure and the Company did not cure such failure within a reasonable period after receipt of such notice; or

        e. arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

        14.2 The Fund agrees to indemnify and hold harmless the Company, the Variable Account and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 14) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

        (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, " Fund's documents" for the purposes of this Section 14), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund's documents or otherwise for use in connection with the sale of the Contracts or shares;

        (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the Company's documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

        (c) arise out of or result from any untrue statement or alleged untrue statement of material fact contained in the Company's documents or the omission or alleged omission to state therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

        (d) arise out of result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement provided the Company furnished the Fund written notice of such failure and the Fund did not cure such failure within a reasonable period after receipt of such notice; or

        (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

14.3 Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 14.1 or 14.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

14.4 Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 14.1 or 14.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or the notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 14.1 and 14.2.

14.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

14.6 The Company agrees to promptly notify the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the contracts or the operation of the Variable Account.

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        15.     This Agreement shall terminate:

                (a) at the option of the Company or the Fund upon 60 days' advance written notice to all other parties to this Agreement; or

                (b) at the option of the Company if any of the Fund's shares are not reasonably available to meet the requirements of the Contracts funded in the Variable Account as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company; or

                (c) at the option of the Company upon institution of formal proceedings against the Fund by the Securities and Exchange Commission; or

                (d) upon the vote of Contract owners having an interest in a particular Division of the Variable Account to substitute the shares of another investment company for the corresponding Fund Portfolio shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment medium. The Company will give 30 days' prior written notice to the Fund of the date of any proposed action to replace the Fund's shares; or

                (e) in the event the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts funded in the Variable Account. Prompt notice shall be given by each party to all other parties in the event that the conditions stated in subsections (b), (c) or (d) of this paragraph 14 should occur.

        16. Notwithstanding any other provisions of this Agreement, the obligations of the Fund hereunder are not personally binding upon any of the trustees, shareholders, officers, employees or agents of the Fund; resort in satisfaction of such obligations shall be had only to the assets and property of the Fund and not to the private property of any of such Fund's trustees, shareholders, officers, employees or agents.

        17. This Agreement shall be construed in accordance with the laws of the State of California.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 FIRST SUNAMERICA LIFE INSURANCE COMPANY

                                 By:
                                     --------------------------
                                     Jay S. Wintrob
                                     President and Chief Executive Officer

                                 FS VARIABLE ANNUITY ACCOUNT FIVE

                                 BY: FIRST SUNAMERICA LIFE INSURANCE COMPANY

                                 By:
                                     --------------------------
                                     Jay S. Wintrob

                                 SEASONS SERIES TRUST

                                 By:
                                     ----------------------------
                                     Robert M. Zakem
                                     President

Acknowledged and Agreed:


AIG SUNAMERICA CAPITAL SERVICES, INC.


By:                                    Dated:
    --------------------------                --------------------------
    J. Steven Neamtz
    President and Chief Executive Officer

                                      - 9 -

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                                   Appendix A

..       Seasons Select II
..       Seasons Triple Elite

                                     - 10 -